Exhibit 3.3

BYLAWS

OF

PANAMERA ACQUISITION HOLDINGS, INC.,

a Delaware corporation (the “Corporation”)

ARTICLE I

INTERPRETATION

Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the respective meanings given to such terms in the Shareholder Agreement, dated as of March 26, 2019 (as may be amended, restated, waived, supplemented and/or otherwise modified from time to time, the “Shareholder Agreement”), by and among the Corporation and each of the Shareholders on the signature pages attached thereto.

ARTICLE II

OFFICES

Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors (the “Board”).

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time, place, if any, and/or means of remote communication of the annual meeting shall be determined by resolution of the Board. Only stockholders entitled to vote at an annual meeting shall have the right to attend such annual meeting. No annual meeting of stockholders need be held if not required by the Corporation’s certificate of incorporation (the “Charter”) or by the General Corporation Law of the State of Delaware.

Section 2. Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of Board vacancies and newly created directorships), and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by an action of the Board, or upon the written request to the Corporation of holders of shares entitled to cast not less than thirty-five percent (35%) of the outstanding shares of the Corporation’s voting stock. Only stockholders entitled to vote at a special meeting shall have the right to attend such special meeting.

Section 3. Place of Meetings. The Board may designate any place, either within or without the State of Delaware, and/or by means of remote communication, as the place of meeting for any annual meeting or for any special meeting called by the Board. If no designation is made, or if a special meeting be otherwise called, the meeting shall be held telephonically or at the principal executive office of the Corporation.

Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board, the chief executive officer or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of this Section 4, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. Except as otherwise provided by applicable law or by the Charter, a majority of the issued and outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, so long as such majority includes (i) the Carlyle Majority Holders, for so long as the Carlyle Majority Holders are entitled to appoint at least three (3) Carlyle Directors, and (ii) the TA Majority Holders, for so long as the TA Majority Holders are entitled to appoint at least three (3) TA Directors. If a quorum is not represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 7 of this Article III, until a quorum shall be present or represented.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law, the Shareholder Agreement or of the Charter a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Shareholder Agreement or by the Charter and subject to Section 3 of Article VII hereof, every stockholder holding stock that is entitled to vote shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each such share of voting stock held by such stockholder.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy must be signed by the stockholder granting the proxy or by his, her or its attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 11. Action by Written Consent. Unless otherwise provided in the Charter or the Shareholder Agreement, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than a majority of the shares entitled to vote, or, if greater, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (including by electronic delivery) to the Corporation by delivery to its registered office in the state of Delaware, or the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested; provided that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 12. Action by Facsimile, Email or Other Electronic Transmission Consent. A facsimile, email or other electronic transmission by a stockholder or proxyholder (or by any person authorized to act on such person’s behalf) of a proxy or a written consent to an action to be taken (including the delivery of such a document in the .pdf, .tif, .gif, .peg or similar format attached to an email message) shall be deemed to be written, signed, dated and delivered to the Corporation for the purposes of this Article. Any such facsimile, email or other electronic transmission of a consent or proxy shall be treated in all respects as an original executed consent or proxy and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of the Board or the Secretary of the Corporation, each stockholder, proxyholder or other authorized person who delivered a consent or proxy by facsimile, email or other electronic transmission shall re-execute the original form thereof and deliver such original to the Corporation at its registered office in the State of Delaware, its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

Section 13. Ratification of Acts of Directors and Officers. Except as otherwise provided by law or by the Charter, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of the requisite stockholders in lieu of a meeting.

ARTICLE IV

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 2. Number, Election, Voting Rights and Term of Office. Subject to the provisions of the Shareholder Agreement, and subject to any limitation under applicable law, the number of directors which shall constitute the Board shall initially be nine (9). Thereafter, the number of directors shall be established in accordance with the provisions of the Shareholder Agreement. The directors shall be elected by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors, subject to compliance with the Shareholder Agreement and the Charter. The directors shall be elected in this manner at the applicable annual meeting of the stockholders, except as provided in Section 4 of this Article IV. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal and Resignation. Any director or the entire Board may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, subject to the terms and conditions contained in the Shareholder Agreement. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. If for any reason the CEO Director shall cease to serve as the Corporation’s chief executive officer, the Carlyle Shareholders and the TA Shareholders may (A) jointly remove the former chief executive officer from the Board if such Person has not resigned as a member of the Board and (B) jointly designate such Person’s replacement as chief executive officer of the Company as appointed by the Board (excluding such former CEO Director) as the new CEO Director. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Charter, the provisions of this section shall apply to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon written notice (including by electronic transmission) to the Corporation.

Section 4. Vacancies. Except as otherwise provided by the Charter, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of the directors holding a majority of the votes present at a meeting at which a quorum is present, subject in all respects to the terms and conditions contained in the Shareholder Agreement. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5. Annual Meetings. The annual meeting of each newly elected Board shall be held without notice (other than notice under these bylaws (the “Bylaws”) immediately after, and at the same place as, the annual meeting of stockholders.

Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board may be held (a) upon at least twenty-four (24) hours’ notice (provided, that such notice requirement may be waived if all of the directors then in office consent to such waiver) if by telephone and (b) upon seven (7) days’ notice if in person, in each case delivered personally, by telephone, facsimile or other electronic transmission to each member of the Board (it being agreed that if participation in such in person meeting can be done by telephone, clause (a) shall apply and not clause (b)). Unless otherwise agreed by the Board, the Board shall have four (4) regular meetings each year. Special meetings of the Board may be called by or at the request of the Co-Chairmen or by valid action of the Board on at least seven days (if the meeting is to be held in person) or twenty-four (24) hours’ (if the meeting is to be held by telephone communications or video conference) notice to each director, either personally, by telephone, by facsimile or other electronic transmission with a sufficient time for the convenient assembly (including, without limitation, in accordance with Section 10 of this Article IV) of the directors thereat.

Section 7. Quorum, Required Vote and Adjournment. A quorum will consist of that number of directors holding a majority of the votes of all directors then in office; provided, that such majority must include (i) at least one (1) Carlyle Employee Director, for so long as the Carlyle Majority Holders are entitled to appoint at least three (3) Carlyle Directors, and (ii) at least one (1) TA Employee Director, for so long as the TA Majority Holders are entitled to appoint at least three (3) TA Directors. The vote of the directors holding a majority of the votes present at a meeting at which a quorum is present shall be the act of the Board; provided, that such majority must include (i) at least one (1) Carlyle Employee Director, for so long as the Carlyle Majority Holders are entitled to appoint at least three (3) Carlyle Directors, and (ii) at least one (1) TA Employee Director, for so long as the TA Majority Holders are entitled to appoint at least three (3) TA Director. If a quorum shall not be present at any meeting of the Board, the directors present thereat shall adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Committees. The Board and each Sub Board may, by resolution passed by valid action of the Board, designate one or more committees (each, a “Board Committee”), and each such Board Committee shall be composed of the same proportion of Carlyle Directors and TA Directors as the Board. Each Board Committee, to the extent provided in the enabling resolution of such Board Committee, the Charter, and the Bylaws, shall have and may exercise all of the authority of the Board or Sub Board, as the case may be, delegated to such Board Committee. Any such delegation may be revoked or ratified at any time by action of the Board or Sub Board, as the case may be. Each Board Committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 9. Committee Rules. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum; provided, that such majority must include

(i) at least one (1) Carlyle Employee Director, for so long as the Carlyle Majority Holders are entitled to appoint at least three (3) Carlyle Directors, and (ii) at least one (1) TA Employee Director, for so long as the TA Majority Holders are entitled to appoint at least three (3) TA Directors. If a quorum shall not be present at any meeting of the Board, the directors present thereat shall adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Communications Equipment. Members of the Board or any Board Committee may participate in and act at any meeting of such Board or Board Committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 11. Waiver of Notice and Presumption of Assent. Any member of the Board or any Board Committee who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12. Action by Written Consent. Unless otherwise restricted by the Charter or the Shareholder Agreement, any action required or permitted to be taken at any meeting of the Board, or of any Board Committee, may be taken without a meeting if all the requisite members of the Board or Board Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Board Committee.

Section 13. Fees and Compensation. Unless otherwise restricted or expanded by the Charter, the Shareholder Agreement, or the Bylaws, the members of the Board may, if they so desire, authorize members of the Board or any Board Committee to be compensated for their expenses, if any, of attendance at each regular or special meeting of the Board or Board Committee, as applicable. Such compensation may, in the Board’s discretion, also include a fixed sum for each meeting and an annual fee for serving as a director, such as may be allowed by resolution of the Board. Directors who are officers or employees of the Corporation may receive, if approved by the Board, fees for serving as directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE V

OFFICERS

Section 1. Number. The officers of the Corporation shall be elected by the Board and may consist of Co-Chairmen, if any are designated, a chief executive officer, a president, one or more vice presidents, a secretary, a chief financial officer, a controller and such other officers and assistant officers as may be deemed necessary or desirable by the Board. Any number of offices may be held by the same person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board at its first meeting held after each annual meeting of stockholders (or as soon thereafter as conveniently may be), at any special meeting of the Board, or at any other time by written consent of the Board. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article V, the Corporation may have one or more assistant treasurers, one or more assistant secretaries and such other officers, agents and employees as the Board may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time designate. The Board may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4. Removal. Any officer or agent elected by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Notwithstanding the foregoing, the chief executive officer may be removed by an action of the stockholders in accordance with the Charter and the Shareholder Agreement.

Section 5. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term by the Board then in office.

Section 6. Compensation. Compensation of all officers shall be fixed by the Board, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 7. Power and Duties. The officers shall each have such authority and perform such duties in the management of the Corporation as from time to time may be prescribed by the Board and as may be delegated by the president or the chief executive officer, if any, without limiting the foregoing.

Section 8. The Co-Chairmen of the Board of Directors. The Co-Chairmen of the Board, if any, shall be designated in accordance with (and shall have such powers and duties as set forth in) the Shareholder Agreement.

Section 9. The Chief Executive Officer. Unless otherwise provided by the Board, in the absence of the Co-Chairmen or if Co-Chairmen shall have not been designated, the chief executive officer shall preside at all meetings of the stockholders and Board at which he or she is present; subject to the powers of the Board, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board or as may be provided in the Bylaws.

Section 10. The President. Unless otherwise provided by the Board, the president shall, in the absence or disability of the chief executive officer, act with all of the powers and be subject to all the restrictions of the chief executive officer. The president shall have such other powers and perform such other duties as may be prescribed by the Board, the chief executive officer or as may be provided in the Bylaws.

Section 11. Vice-presidents. Unless otherwise provided by the Board, the vice-president, if any, or if there shall be more than one, the vice-presidents in the order determined by the Board shall perform such other duties and have such other powers as the Board, the chief executive officer or the Bylaws may, from time to time, prescribe.

Section 12. The Secretary and Assistant Secretaries. Unless otherwise provided by the Board, the secretary shall attend all meetings of the Board, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the chief executive officer’s supervision, the secretary shall give, or cause to be given, all notices required to be given by the Bylaws or by law; shall have such powers and perform such duties as the Board, the chief executive officer or the Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board, the chief executive officer, or secretary may, from time to time, prescribe.

Section 13. The Chief Financial Officer and Assistant Treasurer. Unless otherwise provided by the Board, the chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Board; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the chief executive officer and the Board, at its regular meeting or when the Board so requires, an account of the Corporation; shall have such powers and perform such duties as the Board, the chief executive officer or the Bylaws may, from time to time, prescribe. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board, shall in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer. The assistant treasurers shall perform such other duties and have such other powers as the Board, the chief executive officer or chief financial officer may, from time to time, prescribe.

Section 14. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in the Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board.

Section 15. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, or at any other time, the Board may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

The provisions of Articles Thirteen and Fourteen of the Charter and of Section 4.8 of the Shareholder Agreement are hereby incorporated herein.

ARTICLE VII

CAPITAL STOCK

Section 1. Certificate of Shares. The Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be represented by certificates signed (including by electronic signature) by, or in the name of the Corporation by an authorized officer of the Corporation representing the number of shares registered in certificate form. Each holder of stock represented by certificates shall be entitled to have a certificate signed (including by electronic signature) by, or in the name of the Corporation by an authorized officer of the Corporation representing the number of such holder’s shares registered in certificate form; provided, however, that, where any such certificate is signed (a) by a transfer agent or an assistant transfer agent, or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board shall by resolution so authorize, the signature of such authorized officer may be facsimiles thereof. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers.

Section 2. Stock Ledger. A record shall be kept by the secretary, transfer agent or by any other officer, employee or agent designated by the Board of the name of the person, firm or corporation holding the stock represented by such certificate, the number of shares represented by such certificate, and the date of issuance thereof, and in case of cancellation, the date of cancellation.

Section 3. Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6 of this Article VII.

Section 4. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as provided in Section 6 of this Article VII, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the secretary of the Corporation, shall be so expressed in the entry of transfer.

Section 5. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Charter or the Bylaws or the Shareholder Agreement, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

Section 6. Lost, Stolen, Mutilated or Destroyed Certificates. As a condition to the issue of a new certificate of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Board, in its discretion, may require the owner of any such certificate, or his legal representatives, to give the Corporation a bond in such sum and in such form as it may direct or to otherwise indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board, if required. The Board, in its discretion, may authorize the issuance of such new certificate without any bond when in its judgment it is proper to do so.

Section 7. Record Date. The Board may fix a date (which shall not precede the date upon which the resolution fixing the record date is adopted) in advance of, not exceeding 60 days preceding, the date of any meeting of stockholders (and in such case not less than ten days before the date of such meeting), or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any exercise of any rights, change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining any written consent to corporate action without a meeting (and in such case not more than ten days after the date on which the resolution fixing the record date is adopted by the Board), as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of any dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such written consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed. If no record date is set by the Board then the record date shall, unless otherwise required by law, be determined as follows:

(a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and

(c) the record date for determining stockholders for any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or any other purpose, shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 8. Issue of New Shares or Sale of Treasury Stock. Shares of the capital stock of the Corporation which have been authorized but not issued, and treasury shares, may be issued or sold from time to time and for such consideration, not less than the par value thereof, as may be determined by the Board.

Section 9. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 10. Subscriptions for Stock. Unless otherwise provided for in a valid subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Charter and Shareholder Agreement, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Charter. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board or a duly authorized committee thereof.

Section 3. Contracts. The Board may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may in the Board’s discretion be general or confined to specific instances.

Section 4. Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5. Fiscal Year. The fiscal year end for the Corporation shall be on December 31 of each calendar year, unless otherwise fixed by resolution of the Board.

Section 6. Corporate Seal. The Board may provide a corporate seal that shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7. Voting Securities Owned by Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the Co-Chairmen, unless the Board confers other authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger and a list of its stockholders and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9. Exclusive Jurisdiction. The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Charter or the Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

Section 10. Section Headings. Section headings in the Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 11. Inconsistent Provisions. In the event that any provision of the Bylaws is or becomes inconsistent with any provision of the Charter, the General Corporation Law of the State of Delaware or any other applicable law the provisions of the Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX

AMENDMENTS

The Bylaws may be amended, altered, or repealed and new bylaws adopted at any meeting of the Board by valid action of the Board in accordance with the terms of the Bylaws, the Charter, and the Shareholder Agreement. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred upon the Board shall not divest the stockholders of the same powers.

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